SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 17, 2003

SIPEX CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

233 South Hillview Drive, Milpitas CA	95053

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 934-7500

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1	Press release dated November 17, 2003 relating to revised results of SIPEX Corporation’s fiscal quarter ended September 27, 2003 (furnished pursuant to Item 12).

Item 12. Results of Operations and Financial Condition

     On November 17, 2003, SIPEX Corporation (the “Registrant”) issued a press release announcing revised results for the Registrant's fiscal quarter ended September 27, 2003. The full text of the press release is attached as Exhibit 99.1.

     The information contained in this Item 12 of this Form 8-K, including the related information contained in the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     Use of Non-GAAP Financial Information

     To supplement the Registrant’s consolidated financial statements presented in accordance with GAAP, for the periods ended September 27, 2003 the Registrant is presenting non-GAAP measures of net loss and net loss per share, which are adjusted from results based on GAAP, to present results of operations before considering the impact of the $1,214,000 non-cash charge related to the fair value of debt conversion rights to a related party. These non-GAAP adjustments are provided to enhance the overall understanding of the Registrant’s current financial performance compared to the GAAP results of the prior year periods. Specifically, the Registrant believes that the non-GAAP results provide useful information to both management and investors by excluding this non-cash charge that the Registrant believes is not indicative of its core operating performance. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States, and is not necessarily comparable to non-GAAP results published by other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)

Dated: November 20, 2003	By:	/s/ Phillip A. Kagel

Phillip A. Kagel Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number

99.1	Press release dated November 17, 2003 relating to revised results of SIPEX Corporation’s fiscal quarter ended September 27, 2003 (furnished pursuant to Item 12).